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                                                                    Exhibit 3.48



                            ARTICLES OF ORGANIZATION

                                       OF

                  NORTHWEST FOOD PRODUCTS TRANSPORTATION, LLC

     This certificate is executed in order to form a Wisconsin limited liability company pursuant to Chapter 183 of the Wisconsin Statutes.

     1. The name of the limited liability company is Northwest Food Products Transportation, LLC.

     2. The address of its registered office is 755A Sommer Street North, Hudson, Wisconsin 54016. The name of its registered agent is Dale Strassburg.

     3. The management of the limited liability company shall be vested in one or more managers.

     4. The name and address of the organizer is, Dawn M. Szymborski, 4001 Lexington Avenue North, Arden Hills, MN 55126.



     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 7th day of December, 2000.


                                       /s/ Dawn M. Szymborski
                                       ----------------------------------------
                                       Dawn M. Szymborski
                                       Organizer